USF&G Corporation
Exhibit 15 - Letter Regarding Unaudited Interim Financial Information

USF&G Corporation

We are aware of the incorporation by reference in the Registration Statement Numbers 33-20449, 33-9405, 33-33271, and 33-21132, 33-50825, and 33-51859 on Form S-3 and Numbers
2-61626, 2-72026, 2-98232, 33-16111, 33-35095, 33-38113,
33-43132, 33-45664, 33-45665, and 33-61965 on Form S-8, of our
report on the unaudited condensed consolidated interim financial statements of USF&G Corporation which is included in its Form 10-Q for the quarter ended June 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1993 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

ERNST & YOUNG LLP

Baltimore, Maryland
August 12, 1994
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